EXHIBIT 99

FOR IMMEDIATE RELEASE                CONTACT:     RICHARD GOODMAN
                                                  CFO
                                                  407-532-1000 OR
                                                  KEITH BROWN
                                                  CORPORATE DEVELOPMENT
                                                  407-532-1000 OR
                                                  MICHAEL SITRICK
                                                  SITRICK AND COMPANY
                                                  310-788-2850

SUNTERRA CORP. REPORTS LOSSES PER SHARE OF $1.63 FOR THE 1999 FOURTH QUARTER; AND $.48 FOR THE FULL YEAR

ORLANDO, FLORIDA, March 15, 2000 - SUNTERRA CORPORATION (NYSE:OWN) TODAY ANNOUNCED THAT FOR THE FOURTH QUARTER ENDED DECEMBER 31,1999, THE COMPANY RECORDED A NET LOSS OF $58.4 MILLION, AND DILUTED LOSS PER SHARE OF $1.63, COMPARED WITH NET INCOME OF $11.5 MILLION, AND DILUTED EARNINGS PER SHARE OF 31 CENTS, IN THE 1998 QUARTER. SALES OF VACATION OWNERSHIP INTERESTS IN THE QUARTER OF $97.2 MILLION WERE DOWN 1% FROM THE PRIOR YEAR.

THE MAJORITY OF THE LOSS RESULTED FROM A $43 MILLION AFTER-TAX CHARGE DIRECTLY AND INDIRECTLY INVOLVING THE COMPANY'S MORTGAGES RECEIVABLE. ALTHOUGH THE NON-CASH CHARGE WAS WITHIN THE RANGE SPECIFIED, THE EARNINGS ARE SUBSTANTIALLY LESS THAN THE COMPANY PREVIOUSLY FORECASTED ON JANUARY 20, 2000.

THE PRINCIPAL CONTRIBUTORS TO THIS EARNINGS SHORTFALL ARE: A WRITEDOWN TO NET REALIZABLE VALUE OF CERTAIN NON-CORE PROPERTIES, RESULTING IN A $10 MILLION AFTER-TAX CHARGE TO EARNINGS; AND A $2 MILLION AFTER-TAX CHARGE RELATED TO CAPITALIZED DEBT COSTS AND TO COSTS ASSOCIATED WITH ACQUISITIONS THAT HAVE NOW BEEN TERMINATED.

FOR THE FULL YEAR, THE COMPANY REPORTED A NET LOSS OF $17.4 MILLION, AND DILUTED LOSS PER SHARE OF 48 CENTS, COMPARED TO 1998 NET INCOME OF $42.8 MILLION, AND DILUTED EARNINGS PER SHARE OF $1.16. SALES OF VACATION OWNERSHIP INTERESTS FOR THE YEAR WERE $423.7 MILLION OR 18% AHEAD OF 1998, REFLECTING THE OVERALL STRENGTH OF SUNTERRA'S PROPERTIES IN THE TIMESHARE MARKETPLACE.

"WE ARE EXTREMELY DISAPPOINTED WITH THESE RESULTS AND THE SUBSEQUENT DETERIORATION IN OUR MARKET VALUE, " SAID T. LINCOLN MORISON, SUNTERRA'S PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER. "HOWEVER, RICHARD HARRINGTON AND I BELIEVE THAT

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SUNTERRA CORPORATION
MARCH 15, 2000
PAGE 2

WE HAVE MADE PRUDENT DECISIONS ABOUT OUR BALANCE SHEET AND CHANGES IN OUR BUSINESS MODEL THAT POSITION THE COMPANY FOR IMPROVED PERFORMANCE IN THE COMING YEAR." MORISON ADDED, "OUR PRIORITIES FOR THE YEAR ARE CLEAR: MAINTAINING OUR LIQUIDITY; SOLIDIFYING THE COMPANY'S CORE OPERATIONS; AND REBUILDING OUR MOMENTUM."

LIQUIDITY

SUNTERRA REPORTED THAT IT REMAINS IN COMPLIANCE WITH ITS PUBLIC DEBT COVENANTS, BUT HAS EXCEEDED THE TRIGGERS ON SEVERAL OF ITS CREDIT FACILITIES. THE COMPANY IS INVOLVED IN CONTINUING DISCUSSIONS WITH ITS LENDERS AND HAS MADE PROGRESS IN OBTAINING WAIVERS AND ADVANCES. THE DISCUSSIONS ARE ONGOING, HOWEVER, AND UNLESS THEY ARE SUCCESSFULLY CONCLUDED, THE COMPANY CONTINUES TO FACE LIQUIDITY RISKS.

AT THE SAME TIME, THE COMPANY IS IN DISCUSSIONS WITH NEW SOURCES ABOUT ADDITIONAL RECEIVABLES FINANCING, INCLUDING SEVERAL TRADITIONAL TIMESHARE LENDERS. THE COMPANY REPORTED THAT IT HAS JUST CONCLUDED WITH FINOVA CAPITAL CORP. A $25 MILLION EXPANSION OF A $50 MILLION INVENTORY LINE THAT WAS PUT IN PLACE LAST YEAR. IN ADDITION, THE COMPANY HAS AGREED WITH FINOVA ON A $25 MILLION REVOLVING MORTGAGES RECEIVABLE LINE AND A $100 MILLION TAKE-OUT FACILITY FOR THE NON-RECOURSE SALE OF MORTGAGES RECEIVABLE.

MR. MORISON COMMENTED, "WE ARE WORKING CLOSELY WITH OUR FINANCING SOURCES TO CREATE A VIABLE FINANCING PLAN AND WE HAVE INSTITUTED A NUMBER OF MAJOR INITIATIVES IN ORDER TO CONSERVE AND GENERATE CASH. THESE INCLUDE: A SIGNIFICANT CUTBACK OF SPENDING ON NEW INVENTORY; THE TERMINATION OF SEVERAL ACQUISITIONS THAT WERE IN THE PIPELINE; AND THE POSTPONEMENT OF ANY FURTHER WORK ON OUR ORLANDO HEADQUARTERS/CALL CENTER WHICH WE HAD EXPECTED TO MOVE INTO IN THE MIDDLE OF THE YEAR. IN ADDITION, FOLLOWING A COMPREHENSIVE REVIEW OF THE COMPANY'S CURRENT DISTRIBUTION SYSTEM, WE HAVE MADE THE DECISION TO SELL CERTAIN NON-STRATEGIC ASSETS. THESE ACTIONS, TOGETHER WITH STAFF REDUCTIONS ALREADY ANNOUNCED AND THE FINANCING INITIATIVES DISCUSSED ABOVE, ARE EXPECTED TO PROVIDE THE NECESSARY LIQUIDITY FOR THIS YEAR."

CORE OPERATIONS

IN ADDITION TO REVIEWING ITS RESORT NETWORK, THE COMPANY HAS ALSO UNDERTAKEN A THOROUGH OPERATIONAL REVIEW OF ITS BUSINESS AND INSTITUTED A SERIES OF IMPORTANT CHANGES. THE MOST SIGNIFICANT OF THOSE IS A REORGANIZATION OF THE U.S. BUSINESS UNDER CHARLES C. FREY, A COMPANY VETERAN, AS PRESIDENT, SUNTERRA USA. THE

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SUNTERRA CORPORATION
MARCH 15, 2000
PAGE 3

COMPANY'S U.S. RESORT NETWORK HAS BEEN DIVIDED INTO SEVEN GEOGRAPHIC REGIONS, EACH LED BY A SEASONED GENERAL MANAGER, WITH COMPLETE P&L AUTHORITY FOR HIS REGION. THIS PARALLELS THE STRUCTURE OF THE COMPANY'S SUCCESSFUL EUROPEAN OPERATION.

CO-CHIEF EXECUTIVE OFFICER RICHARD HARRINGTON SAID, "I BELIEVE IN ESTABLISHING FULL ACCOUNTABILITY FOR OPERATIONS IN THE FIELD WITH THE PEOPLE DIRECTLY CHARGED WITH THAT RESPONSIBILITY. THEY ARE CLOSEST TO THE ACTION AND IN A POSITION TO MAKE THE QUICK JUDGMENTS AND TAKE THE FAST ACTION NECESSARY FOR SUCCESS IN THIS BUSINESS." HARRINGTON ALSO SAID THAT IT IS HIS INTENTION TO RETURN TO EUROPE AS CHAIRMAN OF SUNTERRA EUROPE BY APRIL 30 OF THIS YEAR. HARRINGTON WILL RETAIN HIS SEAT ON THE SUNTERRA BOARD OF DIRECTORS.

MR. HARRINGTON ADDED, "IN ADDITION, WE HAVE ALREADY TAKEN ACTIONS THAT WILL RESULT IN APPROXIMATELY $15 MILLION IN ANNUAL CASH SAVINGS THROUGH STAFF REDUCTIONS AND EXPENSE CONTROLS, BOTH IN OVERHEAD AS WELL AS IN SALES AND MARKETING. FOR EXAMPLE, AT ONE OF OUR KEY RESORTS WE HAVE ELIMINATED THE HIGH COST/LOW EFFICIENCY LEAD AND TOUR GENERATION PROGRAMS AND HAVE FOCUSED ON DRIVING OUR HIGHLY PROFITABLE IN-HOUSE BUSINESS."

REBUILD MOMENTUM

"TO REBUILD MOMENTUM, WE HAVE TO PROVIDE STEADY, CONSISTENT AND FOCUSED LEADERSHIP," MORISON SAID. "THAT MEANS REGULAR COMMUNICATION BETWEEN MANAGEMENT AND EMPLOYEES AND A REAL, BOTTOM-LINE FOCUS ON PERFORMANCE."

THE COMPANY HAS VIRTUALLY COMPLETED BOTH THE INTRODUCTION OF CLUB SUNTERRA TO ITS U.S. PROPERTIES AND ALSO THE CORRESPONDING ROLLOUT OF THE SWORD TECHNOLOGY PLATFORM THAT IS NECESSARY TO SUPPORT THIS UNIQUE POINTS-BASED VACATION OWNERSHIP SYSTEM. AT 12/31/99, SUNTERRA HAD 291,000 WORLDWIDE OWNERS AND MEMBERS. THE COMPANY OWNED AND OPERATED 88 RESORTS AND MANAGED ANOTHER 18 PROPERTIES AT YEAR-END.

LATE IN 1999, SUNTERRA ANNOUNCED ITS DEVELOPER AFFILIATION PROGRAM AND INTRODUCED TWO NEW PARTNERS. UNDER AN AFFILIATION AGREEMENT WITH KOSMAS GROUP INTERNATIONAL, SUNTERRA RESORTS WILL MANAGE THREE FLORIDA RESORTS TOTALING 500 UNITS. IN ADDITION, KOSMAS HAS SIGNED A CLUB SUNTERRA LICENSING AGREEMENT TO SELL CLUB SUNTERRA MEMBERSHIPS TO OVER 20,000 OWNERS AT THESE PROPERTIES. THE SECOND AFFILIATION IS ELLINGTON AT WACHESAW PLANTATION EAST, JUST SOUTH OF MYRTLE BEACH.

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SUNTERRA CORPORATION
MARCH 15, 2000
PAGE 4

"THESE AFFILIATIONS ARE A WINNING PROPOSITION FOR EVERYONE INVOLVED," MR. MORISON SAID. "IT ALLOWS US TO EXPAND OUR NETWORK, ADD CLUB MEMBERS, AND INCREASE THE RESORT INVENTORY IN VERY DESIRABLE LOCATIONS TO OUR EXISTING CLUB SUNTERRA MEMBERS WITHOUT MAKING A SIZEABLE CAPITAL INVESTMENT. IT ALSO PROVIDES A VEHICLE FOR INDEPENDENT DEVELOPERS WHO WANT TO OFFER A POINTS-BASED CLUB TO THEIR OWNERS WITHOUT THE COSTS ASSOCIATED WITH CLUB DEVELOPMENT."

SEPARATELY, THE COMPANY ALSO OPENED A NEW PROPERTY IN SAN DIEGO'S HISTORIC GASLAMP DISTRICT. ANOTHER NEW PROPERTY WAS OPENED BY SUNTERRA'S EUROPEAN SUBSIDIARY IN GERMANY, JUST OUTSIDE OF MUNICH. BOTH OF THESE BEGAN SALES IN THE FIRST QUARTER OF 2000.

"TAKEN TOGETHER," MR. MORISON SAID, "I BELIEVE THESE ACTIONS WILL MAKE SUNTERRA A LEANER, STRONGER AND MORE COHESIVE ORGANIZATION THAT IS READY TO PARTICIPATE FULLY IN THE INDUSTRY'S GROWTH AND REASSERT ITSELF AS THE MARKET LEADER."

FINANCIAL DETAIL

IN SPEAKING ABOUT THE FOURTH QUARTER'S SPECIAL CHARGES, RICHARD GOODMAN, SUNTERRA'S CFO, SAID, "THERE WERE SEVERAL ELEMENTS TO THE $43 MILLION AFTER-TAX CHARGE, INCLUDING: $27 MILLION RELATED TO THE WRITING OFF OF RECEIVABLES THAT WERE EITHER 180 DAYS OR MORE PAST DUE OR WERE IN DEFAULT AFTER MAKING ONLY THE INITIAL DOWN PAYMENT (IE. FIRST PAYMENT DEFAULTS); $6 MILLION RELATED TO ACCRUED INTEREST ON THOSE MORTGAGES RECEIVABLE; $4 MILLION RELATED TO HOMEOWNER'S ASSOCIATION RECEIVABLES; AND THE BALANCE RELATED TO AN ADJUSTMENT IN THE RETAINED INTEREST IN MORTGAGES RECEIVABLE THAT WERE PREVIOUSLY SOLD AND THE WRITEDOWN OF A RECEIVABLE FROM A MARKETING COMPANY THAT IS NO LONGER SUPPLYING TOURS TO THE COMPANY. IN ADDITION, THE $10 MILLION CHARGE RELATED TO THE RE-EVALUATION OF NON-CORE PROPERTIES WAS NECESSARY BECAUSE THESE PROPERTIES WILL BE MARKETED TO PROSPECTIVE BUYERS AS HOTELS, NOT TIMESHARE PROJECTS AS ORIGINALLY DEVELOPED BY THE COMPANY.

GROSS MORTGAGES RECEIVABLE AT 12/31/99 WERE $264 MILLION AND THE ALLOWANCE FOR BAD DEBTS NET OF ESTIMATED RECOVERIES WAS $20 MILLION, OR 7.6%. NONE OF THE MORTGAGES RECEIVABLE ON OUR BALANCE SHEET AT YEAR-END WERE 180 DAYS OR MORE DELINQUENT BECAUSE THEY HAVE ALL BEEN COMPLETELY WRITTEN OFF - WHICH WAS ADOPTED AS OUR POLICY IN THE 4TH QUARTER. IN ADDITION, ALL FIRST PAYMENT DEFAULTS THAT HAD BEEN ON OUR BALANCE SHEET HAVE ALSO BEEN WRITTEN OFF, AND WE HAVE TAKEN STEPS TO INSURE THAT ON A GO-FORWARD BASIS WE WILL BE REVERSING ALL FIRST PAYMENT DEFAULTS AGAINST SALES WHEN THEY BECOME 60 DAYS OVERDUE."

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SUNTERRA CORPORATION
MARCH 15, 2000
PAGE 5

THE $20 MILLION RESERVE FOR DOUBTFUL ACCOUNTS IS BASED ON A THOROUGH AGING AND ANALYSIS OF ALL RECEIVABLES, WITH PROGRESSIVELY LARGER RESERVES TAKEN FOR RECEIVABLES THAT ARE MORE DELINQUENT. AT 12/31/99, RECEIVABLES MORE THAN 60 DAYS OVERDUE AMOUNTED TO 7.1% OF GROSS MORTGAGES RECEIVABLE.

SUNTERRA CORPORATION IS THE LARGEST INTERNATIONAL OWNER AND MANAGER OF VACATION OWNERSHIP RESORTS, WITH 88 RESORT LOCATIONS AROUND THE WORLD AND OVER 291,000 WORLDWIDE OWNERS AND MEMBERS. IN ADDITION, SUNTERRA CURRENTLY MANAGES 18 THIRD PARTY CONDOMINIUM AND OTHER RESORTS IN HAWAII. THE COMPANY'S OPERATIONS CONSIST OF (I) MARKETING AND SELLING VACATION INTERESTS, (II) DEVELOPING, ACQUIRING AND OPERATING VACATION OWNERSHIP RESORTS, (III) FINANCING CUSTOMERS' PURCHASES AND
(IV) PROVIDING RESORT RENTAL, MANAGEMENT AND MAINTENANCE SERVICES. SUNTERRA OPERATES ONLINE AT WWW.SUNTERRA.COM.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION. THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INCLUDE SUNTERRA'S EXPANSION PLANS, FUTURE PROSPECTS, FORECASTS AND OTHER STATEMENTS OF EXPECTATIONS. ALTHOUGH MANAGEMENT BELIEVES THESE STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY OF OUR FORWARD LOOKING STATEMENTS DUE TO, AMONG OTHER THINGS, FACTORS RELATED TO THE TIMING AND TERMS OF FUTURE ACQUISITIONS AND DISPOSALS, AVAILABILITY OF SUFFICIENT LIQUIDITY, INTEGRATION OF ACQUIRED OPERATING COMPANIES AND RESORT PROPERTIES AND OTHER FACTORS IDENTIFIED IN SUNTERRA'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE SET FORTH IN PARTS I AND II OF SUNTERRA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AND IN SUNTERRA'S CURRENT REPORTS ON FORMS 10-Q AND FORMS 8-K FILED DURING 1999.

       FINANCIAL STATEMENTS ATTACHED

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                           CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                             DECEMBER 31,
                                       ------------------------
                                          1999          1998
                                       ----------    ----------

ASSETS:
Cash and cash in escrow                $   54,573    $   54,201
Mortgages receivable, net                 244,018       335,982
Retained interests                         46,274        12,518
Receivables and other assets               96,173        86,087
Income tax refund receivable                2,315            --
Investment in joint ventures               19,274        17,876
Real estate and development costs         363,534       336,620
Property and equipment, net               130,321        81,125
Intangible assets, net                    101,928        96,723
                                       ----------    ----------
       TOTAL ASSETS                    $1,058,410    $1,021,132
                                       ==========    ==========
LIABILITIES AND EQUITY:
Accounts payable                       $   30,483    $   21,864
Accrued liabilities                        96,936        80,242
Income taxes payable                           --         9,240
Deferred taxes                             18,243        30,984
Notes payable                             681,960       627,089
                                       ----------    ----------
       TOTAL LIABILITIES                  827,622       769,419
                                       ----------    ----------
Stockholders' equity                      230,788       251,713
                                       ----------    ----------
       TOTAL LIABILITIES AND EQUITY    $1,058,410    $1,021,132
                                       ==========    ==========

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